SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 14, 2011 (December 13, 2011)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Dynegy Danskammer, L.L.C. (“Danskammer”), Dynegy Roseton, L.L.C. (“Roseton”) and Hudson Power, L.L.C., (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court (the “Bankruptcy Court”) for the Southern District of New York, Poughkeepsie Division (the “Chapter 11 Cases”).  Also as previously disclosed, on December 1, 2011, Dynegy Inc. (“Dynegy”) and DH filed a Chapter 11 Plan of Reorganization (the “DH Plan”) and a related Disclosure Statement for DH with the Bankruptcy Court.

On December 13, 2011, Dynegy and the Debtors and Resources Capital Management Corporation (“RCM”) and certain of its affiliates and subsidiaries (collectively, “PSEG”) entered into a binding term sheet (the “Term Sheet”) to settle and resolve all issues and disputes in lieu of further litigation regarding (a) the Roseton and Danskammer leases (the “Leases”), (b) the Debtors’ Motion to Reject the Leases, (c) PSEG’s Motion to Dismiss the Debtors’ Chapter 11 Cases, (d) PSEG’s complaint filed in New York Supreme Court, and (e) all of the parties’ rights and claims arising under the documents entered into in connection with the Leases, including without limitation the Tax Indemnity Agreement (the “TIA”).  The parties agreed to ask the Bankruptcy Court to approve the rejection of the Leases effective as of November 7, 2011 (the “Rejection Order”). As set forth in the Term Sheet, the parties have agreed that, all of PSEG’s rights and claims under the TIA shall be settled for (i) an allowed unsecured claim of RCM against DH in the amount of $110 million (the “TIA Claim”) and (ii) a cash payment in the amount of $7.5 million to be paid to RCM by Dynegy or a non-debtor subsidiary within five days of the Rejection Order becoming effective (the “Cash Payment”).

DH has also agreed to amend the DH Plan to implement the parties’ agreement and to provide PSEG with the benefit of certain releases, exculpations and injunctions provided in the DH Plan. In exchange, PSEG has agreed to (a) support the confirmation of the DH Plan, (b) withdraw its motion to dismiss the Chapter 11 Cases and its other opposition papers filed with the Bankruptcy Court, (c) drop its New York State court litigation disputing Dynegy’s pre-bankruptcy internal restructuring and (d) transfer to Dynegy (1) its right to any recovery on its equity interests in the leased Roseton and Danskammer power plants (the “Leased Facilities”) and (2) any claims it has against U.S. Bank, as indenture trustee, for any damages arising from U.S. Bank’s efforts to recharacterize the Leases as financings.

The Term Sheet also provides that the Debtors will continue to operate the Leased Facilities until they obtain regulatory authority to not do so and that PSEG will cooperate with the Debtors in connection with the disposition of the Leased Facilities. The Debtors will not contend that PSEG has an obligation to operate the Leased Facilities.

The summary of the Term Sheet is qualified in its entirety by the full text of the Term Sheet, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

10.1	Term Sheet — Settlement with PSEG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: December 14, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: December 14, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Term Sheet — Settlement with PSEG